                               Filed Pursuant to Rule 424(b)(5)
                               Registration Statement Nos. 33-45763 and 33-50743



PROSPECTUS SUPPLEMENT

(To Prospectus dated November 3, 1993)
                                  $500,000,000

                                     (LOGO)

                         5.75% Notes due March 15, 2011
                            ------------------------
     The notes offered by this prospectus supplement will mature on March 15, 2011. The notes will bear interest at a fixed rate of 5.75% per year. Interest on the notes is payable semiannually on March 15 and September 15 of each year, beginning September 15, 2001. We may, at our option, redeem some or all of the notes prior to maturity at the redemption price described in this prospectus supplement. We also may, at our option, redeem all of the notes prior to maturity at a redemption price equal to the principal amount of the notes plus accrued interest to the redemption date if certain events involving U.S. taxation occur. There is no sinking fund for the notes. The notes are unsecured and rank equally with all of our other unsecured senior indebtedness.

     The notes are being offered globally for sale in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Application has been made to list the notes on the Luxembourg Stock Exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE LUXEMBOURG STOCK EXCHANGE NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                              PER NOTE       TOTAL
                                                              --------    ------------
Public Offering Price(1)....................................   99.546%    $497,730,000
Underwriting Discount.......................................     .450%    $  2,250,000
Proceeds to the Company (before expenses)...................   99.096%    $495,480,000

---------------

(1) Plus accrued interest, if delivery occurs after March 26, 2001.

     Net proceeds to us (after underwriting discounts and estimated offering expenses) are expected to be approximately $495,030,000.

     The underwriters are offering the notes subject to various conditions. The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company, Clearstream or the Euroclear System on or about March 26, 2001.
                            ------------------------
                          JOINT BOOK-RUNNING MANAGERS

BANC OF AMERICA SECURITIES LLC                              SALOMON SMITH BARNEY
                            ------------------------
DEUTSCHE BANC ALEX. BROWN
       GOLDMAN, SACHS & CO.
             JPMORGAN
                    SUNTRUST EQUITABLE SECURITIES CORPORATION
                           UBS WARBURG LLC
                                 UTENDAHL CAPITAL PARTNERS, L.P.
                                       THE WILLIAMS CAPITAL GROUP, L.P.

March 19, 2001

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Cautionary Note Regarding Forward-
  Looking Statements..................   S-3
The Company...........................   S-5
Selected Financial Data...............   S-5
Capitalization........................   S-6
Ratios of Earnings to Fixed Charges...   S-6
Use of Proceeds.......................   S-6

                                        PAGE
                                        ----
Description of Notes..................   S-7
United States Federal Income Tax
  Considerations......................  S-18
Underwriting..........................  S-22
Legal Opinions........................  S-24
General Information...................  S-24

                                   PROSPECTUS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
The Company...........................     3
Use of Proceeds.......................     3
Ratios of Earnings to Fixed Charges...     3

                                        PAGE
                                        ----
Description of Debt Securities........     3
Description of Debt Warrants..........    11
Plan of Distribution..................    12
Legal Opinions........................    13
Experts...............................    13

                             ---------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document.
                             ---------------------

     This prospectus supplement and the accompanying prospectus include information provided in order to comply with the rules governing the listing of securities on the Luxembourg Stock Exchange. The Coca-Cola Company is responsible for the accuracy of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We confirm, after reasonable inquiry, that to the best of our knowledge and belief, there are no other facts the omission of which would make any statement contained or incorporated by reference in this prospectus supplement or the accompanying prospectus misleading in any material respect.

     THE LUXEMBOURG STOCK EXCHANGE TAKES NO RESPONSIBILITY FOR THE CONTENTS OF THIS DOCUMENT, MAKES NO REPRESENTATION AS TO ITS ACCURACY OR COMPLETENESS AND EXPRESSLY DISCLAIMS ANY LIABILITY WHATSOEVER FOR ANY LOSS HOWSOEVER ARISING FROM OR IN RELIANCE UPON THE WHOLE OR ANY PART OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN.
                             ---------------------

     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See "Underwriting."

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain written and oral statements made by us and our subsidiaries or with the approval of an authorized executive officer of The Coca-Cola Company may constitute "forward-looking statements" as defined under the United States Private Securities Litigation Reform Act of 1995, including statements made in this prospectus supplement, the accompanying prospectus and other filings with the Securities and Exchange Commission. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future -- including statements relating to volume growth, share of sales and earnings per share growth and statements expressing general optimism about future operating results -- are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     The following are some of the factors that could cause our actual results to differ materially from the expected results described in or underlying our forward-looking statements:

     - Our ability to generate sufficient cash flows to support capital expansion plans, share repurchase programs and general operating activities.

     - Changes in the nonalcoholic beverages business environment. These include, without limitation, competitive product and pricing pressures and our ability to gain or maintain share of sales in the global market as a result of actions by competitors. While we believe our opportunities for sustained, profitable growth are considerable, factors such as these could impact our earnings, share of sales and volume growth.

     - Changes in laws and regulations, including changes in accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws in domestic or foreign jurisdictions.

     - Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships.

     - Our ability to achieve earnings forecasts, which are generated based on projected volumes and sales of many product types, some of which are more profitable than others. There can be no assurance that we will achieve the projected level or mix of product sales.

     - Interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations. Most of our exposures to capital markets, including interest and foreign currency, are managed on a consolidated basis, which allows us to net certain exposures and, thus, take advantage of any natural offsets. We use derivative financial instruments to reduce our net exposure to financial risks. There can be no assurance, however, that our financial risk management program will be successful in reducing foreign currency exposures.

     - Economic and political conditions, especially in international markets, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders.

     - Our ability to penetrate developing and emerging markets, which also depends on economic and political conditions, and how well we are able to acquire or form strategic business alliances with local bottlers and make necessary infrastructure enhancements to production facilities, distribution networks, sales equipment and technology. Moreover, the supply of products in developing markets must match the customers' demand for those products, and due to product price and cultural differences, there can be no assurance of product acceptance in any particular market.

     - The effectiveness of our advertising, marketing and promotional programs.

     - The uncertainties of litigation, as well as other risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.

     - Adverse weather conditions, which could reduce demand for our products.

     The foregoing list of important factors is not exclusive.

                                  THE COMPANY

     The Coca-Cola Company is the largest manufacturer, distributor and marketer of soft drink concentrates and syrups in the world. Finished beverage products bearing our trademarks, sold in the United States since 1886, are now sold in nearly 200 countries and include the leading soft drink products in most of these countries.

     Our business is nonalcoholic beverages -- principally soft drinks but also a variety of noncarbonated beverages, including juice and juice-drink products. We are one of numerous competitors in the commercial beverages market. Of the approximately 48 billion beverage servings of all types consumed worldwide every day, beverages bearing our trademarks account for more than one billion.

     We were incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

     Our principal office is located at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, and our telephone number is (404) 676-2121.

                            SELECTED FINANCIAL DATA

     We derived the selected historical financial data of The Coca-Cola Company set forth below from our historical consolidated financial statements as they appear in our annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2000. Certain amounts in the financial statements have been reclassified to conform to the presentation for the year ended December 31, 2000. The following information should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference in this prospectus supplement and the accompanying prospectus, copies of which may be obtained free of charge. See "Available Information" on page 2 of the accompanying prospectus.

     In addition, you may receive copies of all of our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement free of charge at the office of our listing agent, Kredietbank S.A. Luxembourgeoise, located at 42 boulevard Royal, L-2955 Luxembourg.

                                                      AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                    2000      1999      1998      1997      1996
                                                   -------   -------   -------   -------   -------
                                                        IN MILLIONS, EXCEPT PER SHARE AMOUNTS
INCOME STATEMENT DATA:
  Net operating revenues.........................  $20,458   $19,805   $18,813   $18,868   $18,673
  Gross profit...................................   14,254    13,796    13,251    12,853    11,935
  Operating income...............................    3,691     3,982     4,967     5,001     3,915
  Net income.....................................    2,177     2,431     3,533     4,129     3,492
  Cash dividends per common share................     0.68      0.64      0.60      0.56      0.50
BALANCE SHEET DATA:
  Total assets...................................  $20,834   $21,623   $19,145   $16,881   $16,112
  Long-term debt.................................      835       854       687       801     1,116
  Share-owners' equity...........................    9,316     9,513     8,403     7,274     6,125

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization at December 31, 2000. The information is only a summary and should be read in conjunction with our consolidated financial statements and the notes hereto which are incorporated by reference in this prospectus supplement and the accompanying prospectus and which can be obtained free of charge. See "Available Information" on page 2 of the accompanying prospectus.

                                                              AS OF DECEMBER 31, 2000
                                                              -----------------------
                                                                    IN MILLIONS
Interest-bearing debt:
  Loans and notes payable...................................         $  4,795
  Current maturities of long-term debt......................               21
  Long-term debt............................................              835
                                                                     --------
          Total interest-bearing debt.......................            5,651
Share-owners' equity:
  Common stock..............................................              870
  Capital surplus...........................................            3,196
  Reinvested earnings.......................................           21,265
  Accumulated other comprehensive income and unearned
     compensation on restricted stock.......................           (2,722)
  Treasury stock............................................          (13,293)
                                                                     --------
          Total share-owners' equity........................            9,316
                                                                     --------
Total capital...............................................         $ 14,967
                                                                     ========

                      RATIOS OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2000 are set forth below.

    YEAR ENDED DECEMBER 31,
-------------------------------
2000  1999   1998   1997   1996
----  ----   ----   ----   ----
8.7   11.6   17.3   20.8   14.9

     We computed the ratios of earnings to fixed charges on a total enterprise basis by dividing income from continuing operations before income taxes and changes in accounting principles (excluding undistributed equity earnings) and fixed charges (excluding capitalized leases) by fixed charges. Fixed charges consist of interest expense, the interest portion of rental expense and capitalized interest.

     We are contingently liable for guarantees of indebtedness owed by third parties in the amount of approximately $397 million, of which approximately $7 million related to independent bottling licensees. Fixed charges for these contingent liabilities have not been included in the computation of the above ratios as the amounts are immaterial and, in the opinion of management, it is not probable that we will be required to satisfy the guarantees.

                                USE OF PROCEEDS

     We estimate that we will receive approximately $495 million from the sale of the notes, after deducting underwriting discounts and estimated offering expenses. We currently intend to use these net proceeds for general corporate purposes.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the notes supplements the description of the general terms set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the notes. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the prospectus, you should rely on the information contained in this prospectus supplement.

GENERAL

     The notes offered by this prospectus supplement are a series of senior debt securities issued under our indenture with Bankers Trust Company, as trustee. The notes will initially be limited to an aggregate principal amount of $500,000,000. The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and whole multiples of $1,000. All the notes are unsecured obligations of The Coca-Cola Company and will rank equally with all of our other unsecured senior indebtedness, whether currently existing or hereinafter created.

     The notes will bear interest at a fixed rate per year of 5.75%, starting on March 26, 2001 and ending on their maturity date, which is March 15, 2011. Interest on the notes will be payable semiannually on March 15 and September 15 of each year, starting on September 15, 2001. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the March 1 or September 1 preceding the applicable interest payment date. The amount of the interest payment on September 15, 2001 will be $26.99 per $1,000 principal amount of notes.

     Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

     Payments of principal of and interest on the notes issued in book-entry form will be made as described below under "-- Book-Entry Notes." Payments of principal of and interest on notes issued in definitive form, if any, will be made as described below under "-- Definitive Notes and Paying Agents."

     If either a date for payment of principal or interest on the notes or the maturity date of the notes falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the date for payment of principal of or interest on the notes or the maturity date of the notes. For these purposes, "Business Day" means any day which is a day on which commercial banks settle payments and are open for general business in The City of New York.

     The defeasance provisions described in the accompanying prospectus under "Description of Debt Securities -- Defeasance of the Indenture and Securities" and in Section 12.01(b) of the indenture will not be applicable to the notes. The lien and sale and leaseback provisions described in the accompanying prospectus under "Description of Debt Securities -- Certain Covenants of the Company" and in Sections 5.03 and 5.04 of the indenture will not be applicable to the notes.

     We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and/or other terms as the notes. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes offered hereby.

     The indenture is subject to the provisions of the Trust Indenture Reform Act of 1990, which became effective on November 15, 1990, and governs indentures qualified prior to that date. As of the date of this prospectus supplement, we have issued under the indenture and there were outstanding the following securities:

     - our 6 5/8% notes due October 1, 2002;

     - our 6% notes due July 15, 2003; and

     - our 7 3/8% debentures due July 29, 2093.

OPTIONAL REDEMPTION

     We will have the right to redeem the notes, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on such notes (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

     "Comparable Treasury Price" means with respect to any redemption date for notes, the average of two Reference Treasury Dealer Quotations for such redemption date.

     "Quotation Agent" means the Reference Treasury Dealer appointed by us.

     "Reference Treasury Dealer" means each of Banc of America Securities LLC and Salomon Smith Barney Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

     We will provide not less than 30 nor more than 60 days' notice mailed to each registered holder of the notes to be redeemed. See "-- Notices" below. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the notes or portions of such notes called for redemption. In the event that any redemption date is not a Business Day, we will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

     We also may, at our option, redeem the notes as a whole, but not in part, for a redemption price equal to 100% of the principal amount of the notes, together with accrued interest to the redemption date, if certain events involving United States taxation occur. See "-- Redemption for Tax Purposes" below.

BOOK-ENTRY NOTES

  The Depository Trust Company

     Except under the limited circumstances described below, all notes will be book-entry notes. This means that the actual purchasers of the notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive (paper) form. Instead, upon issuance, all the notes will be represented by one or more fully registered global notes.

     Each global note will be deposited with The Depository Trust Company, a securities depositary, and will be registered in the name of DTC's nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of the notes for purposes of the indenture.

     The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held in the United States, is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability of holders to transfer book-entry notes.

     Purchasers of notes in the United States may hold interests in the global notes only through DTC, if they are participants in such system. Purchasers may also hold interests indirectly through securities intermediaries -- such as banks, brokerage houses and other institutions that maintain securities accounts for customers -- that have accounts with DTC or its nominee ("participants"). Purchasers of notes in Europe can hold interests in the global notes only through Clearstream Banking, societe anonyme, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems or indirectly through organizations that are participants in these systems.

     Because DTC will be the only registered owner of the global notes, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Citibank, N.A. will act as U.S. depositary for Clearstream Banking, and The Chase Manhattan Bank will act as U.S. depositary for Euroclear. For information on how accounts of ownership of notes held through DTC are recorded, please refer to "Description of Debt Securities -- Book-Entry Securities" beginning on page 6 of the accompanying prospectus.

     We, the trustee and all of our and their agents will not be liable for the accuracy of, or responsible for maintaining, supervising or reviewing, DTC's records or any participant's records relating to book-entry notes. We, the trustee and all of our and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

     In this prospectus supplement, unless and until definitive (certificated) notes are issued to the beneficial owners as described below, all references to "holders" of notes shall mean DTC or its nominee. We, the trustee and any paying agent, transfer agent or registrar may treat DTC as the absolute owner of the notes for all purposes.

     We will make all distributions of principal and interest on our notes to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and its participants are generally required by law to receive and transmit all distributions, notices and directions from us and the trustee to the beneficial owners through a chain of intermediaries. Purchasers of the notes will not receive written confirmation from DTC of their purchases. However, beneficial owners of book-entry notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants or indirect participants through which they entered into the transaction.

     Similarly, we and the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear. If the beneficial owner is not a participant in the applicable system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised us that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions DTC takes at the direction of other participants and beneficial owners.

     Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

     Book-entry notes may be more difficult to pledge because of the lack of physical note. Beneficial owners may experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

     For additional information on DTC, please refer to "Description of Debt Securities -- Book-Entry Securities" beginning on page 6 of the accompanying prospectus.

     Clearstream Banking, societe anonyme

     Clearstream Banking, societe anonyme, was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

     Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates.

Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

     As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks. Clearstream customers may include the underwriters. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

     Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

     The Euroclear System

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

     The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

     - transfers of securities and cash within the Euroclear System,

     - withdrawal of securities and cash from the Euroclear System and

     - receipts of payments with respect to securities in the Euroclear System.

     All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

     The foregoing information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Global Clearance and Settlement Procedures

     Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way, in accordance with DTC's rules, and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by the U.S. depositaries. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

     Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. These credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

     Distributions on Book-Entry Notes

     We will make all distributions of principal of and interest on book-entry notes to DTC. Upon receipt of any payment of principal or interest, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts in proportion to the participants' respective beneficial interests in the principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     Distributions on book-entry notes held beneficially through Clearstream will be credited to Clearstream participants, in accordance with Clearstream's rules and procedures, to the extent received by its U.S. depositary.

     Distributions on book-entry notes held beneficially through Euroclear will be credited to Euroclear participants, in accordance with the Euroclear Terms and Conditions, to the extent received by its U.S. depositary.

DEFINITIVE NOTES AND PAYING AGENTS

     If any of the events described under Description of Debt
Securities -- "Book-Entry Securities" on page 6 of the accompanying prospectus occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive notes are available and notice will be published as described below under "-- Notices." Beneficial owners of book-entry notes will then be entitled (1) to receive physical delivery in certificated form of definitive notes equal in principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $1,000 and whole multiples of $1,000 in excess of that amount. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

     The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to us and the trustee such security or indemnity and such evidence of ownership as we and the trustee may require.

     In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent maintained in the Borough of Manhattan, The City of New York, and, if the notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. Payment of principal of a definitive note may be made only against surrender of the note to one of our paying agents. We have the option, however, of making payments of interest by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

     Our paying agent in the Borough of Manhattan is currently the corporate trust office of Bankers Trust Company, currently located at Four Albany Street, New York, New York 10006. Our paying agent and transfer agent in Luxembourg is Kredietbank S.A. Luxembourgeoise, currently located at 42 boulevard Royal, L-2955 Luxembourg. As long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "-- Notices" below.

     In the event definitive notes are issued, the holders of definitive notes will be able to transfer their notes, in whole or in part, by surrendering the notes for registration of transfer at the office of Bankers Trust Company and, so long as notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to us and the securities registrar. A form of such instrument of transfer will be obtainable at the offices of Bankers Trust Company and the Luxembourg paying agent. Upon surrender, we will execute, and the trustee will authenticate and deliver, new notes to the designated transferee in the amount being transferred, and a new note for any amount not being transferred will be issued to the transferor. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

NOTICES

     Notices to holders of the notes will be made by first class mail, postage prepaid, to the addresses that appear on the register of The Coca-Cola Company. So long as the notes are listed on the Luxembourg Stock Exchange, notices will also be made by publication in an authorized newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

PAYMENT OF ADDITIONAL AMOUNTS

  Obligation to Pay Additional Amounts

     We will pay additional amounts to the beneficial owner of any note that is a non-United States person in order to ensure that every net payment on such note will not be less, due to payment of United States withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a note means a payment by us or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the note.

     Exceptions

     We will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (14) below.

     (1) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

        - having a relationship with the United States as a citizen, resident or otherwise;

        - having had such a relationship in the past; or

        - being considered as having had such a relationship.

     (2) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

        - being treated as present in or engaged in a trade or business in the United States;

        - being treated as having been present in or engaged in a trade or business in the United States in the past; or

        - having or having had a permanent establishment in the United States.

     (3) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a:

        - personal holding company;

        - foreign personal holding company;

        - foreign private foundation or other foreign tax-exempt organization;

        - passive foreign investment company;

        - controlled foreign corporation; or

        - corporation which has accumulated earnings to avoid United States federal income tax.

     (4) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of The Coca-Cola Company entitled to vote.

     For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

     (5) Additional amounts will not be payable to any beneficial owner of a note that is a:

        - fiduciary;

        - partnership;

        - limited liability company; or

        - other fiscally transparent entity

     or that is not the sole beneficial owner of the note, or any portion of the note. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

     (6) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

     (7) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a note by us or a paying agent.

     (8) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

     (9) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

     (10) Additional amounts will not be payable if a payment on a note is reduced as a result of any:

        - estate tax;

        - inheritance tax;

        - gift tax;

        - sales tax;

        - excise tax;

        - transfer tax;

        - wealth tax;

        - personal property tax; or

        - any similar tax, assessment or other governmental charge.

     (11) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

     (12) Additional amounts will not be payable where withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

     (13) Additional amounts will not be payable on a note presented for payment by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union.

     (14) Additional amounts will not be payable if a payment on a note is reduced as a result of any combination of items (1) through (13) above.

     Except as specifically provided in this section ("Payment of Additional Amounts") and under "-- Redemption for Tax Purposes" below, we will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

     Relevant Definitions

     As used in this prospectus supplement, "United States person" means:

     - any individual who is a citizen or resident of the United States;

     - any corporation, partnership or other entity created or organized in or under the laws of the United States;

     - any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

     - any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

     Additionally, "non-United States person" means a person who is not a United States person, and "United States" means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas within its jurisdiction.

REDEMPTION FOR TAX PURPOSES

     In addition to our ability to redeem the notes as described above under "Description of Notes -- Optional Redemption," we also may, at our option, redeem the notes as a whole, but not in part, for a redemption price equal to 100% of the principal amount of the notes, together with accrued interest to the redemption date, in the circumstances described in items (1) or (2) below under "-- Redemption Circumstances."

  Redemption Circumstances

     There are two sets of circumstances in which we may redeem the notes in the manner described above under "-- Redemption Procedure:"

     (1) We may redeem the notes if:

        - we become or will become obligated to pay additional amounts as described under "-- Payment of Additional Amounts" above; and

        - the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of issuance of the notes.

     (2) We may also redeem the notes if:

        - any act is taken by a taxing authority of the United States on or after the date of issuance of the notes, whether or not such act is taken in relation to us or any affiliate, that results in a substantial probability that we will or may be required to pay additional amounts as described under "-- Payment of Additional Amounts" above; and

        - we receive an opinion of reputable tax counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described under "-- Payment of Additional Amounts" above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the notes pursuant to their terms.

  Redemption Procedure

     We will provide not less than 30 nor more than 60 days' notice mailed to each registered holder of the notes to be redeemed. See "-- Notices" above. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date. In the event that any redemption date is not a Business Day, we will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

GOVERNING LAW

     The indenture and the notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal United States federal income tax consequences of purchasing, holding and selling notes. This summary is based on (1) the Internal Revenue Code of 1986, as amended (the "Code"), (2) income tax regulations (proposed and final) issued under the Code, and (3) administrative and judicial interpretations of the Code and regulations, each as in effect and available as of the date of this prospectus supplement. These income tax laws, regulations, and interpretations, however, may change at any time, and any change could be retroactive to the issuance date of the notes.

     Except as otherwise stated, this summary deals only with notes held as capital assets by a holder who acquires notes as part of the initial distribution at their initial issue price. This summary does not address all of the United States federal income tax considerations that may be relevant to non-United States holders. Further, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

     - banks;

     - tax-exempt entities;

     - insurance companies;

     - real estate investment trusts;

     - regulated investment companies;

     - common trust funds;

     - dealers or traders in securities or currencies;

     - persons that will hold the notes as a hedge or hedged against currency risk or as a part of an integrated investment, including a "straddle" or "conversion transaction," comprised of a note and one or more other positions; or

     - beneficial owners of notes that are United States persons that have a functional currency other than the United States dollar.

     Further, except where otherwise stated, this summary does not address:

     - the United States federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of notes; or

     - any state, local or foreign tax consequences of the purchase, ownership and sale of notes.

     Prospective investors should consult their tax advisors in determining the particular United States federal income tax consequences to them of the acquisition, ownership and disposition of the notes, as well as the application of state, local, foreign or other tax laws.

     As used herein, the term "United States holder" means a beneficial owner of a note that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation or partnership (including an entity treated as a corporation or partnership for United State federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding clause (4), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States holders. As used herein, the term "non-United States holder" means a beneficial owner of a note that is not a United States holder.

UNITED STATES HOLDERS

  Payments of Interest

     Payments of interest on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's usual method of tax accounting.

  Purchase, Sale and Retirement of Notes

     A United States holder's tax basis in a note generally will equal the initial purchase price of such note to such holder. Upon the sale, exchange, retirement or other taxable disposition of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition (less any accrued interest, which will be taxable as ordinary income) and (2) the United States holder's adjusted tax basis in such note. Except as discussed below in connection with market discount, such gain or loss will generally be long term capital gain or loss if the United States holder's holding period for the note exceeded one year at the time of such disposition. Further, for noncorporate United States holders whose holding period for a note exceeds one year, the maximum United States federal income tax rate applicable to such gain will be lower than the maximum United States federal income tax rate applicable to ordinary income.

NON-UNITED STATES HOLDERS

     Subject to the discussion of backup withholding below, under United States federal income tax law:

        - payments of principal of, and interest on, the notes to a non-United States holder other than (1) a controlled foreign corporation related to The Coca-Cola Company by stock ownership, (2) a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of stock of The Coca-Cola Company entitled to vote or (3) a bank which acquired such notes in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, will not be subject to United States withholding tax, provided that valid certifications (described below) establishing that such holder is not a United States person are received or an exemption is otherwise established;

        - any gain or income realized by any non-United States holder upon the sale or redemption of the notes will not be subject to United States income or withholding tax unless (1) such gain is effectively connected with the conduct by such non-United States holder of a trade or business in the United States or (2) in the case of any gain realized by an individual non-United States holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met; and

        - a note that is held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual is not actually or constructively a 10% (or more) shareholder of The Coca-Cola Company and, at the time of such individual's death, payments of interest with respect to such notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

     Non-United States holders, however, whose interest on the notes is effectively connected with the conduct of a trade or business in the United States will be subject to United States federal income tax on the interest on a net income basis in the same manner as if they were a United States holder. In addition, a non-United States holder that is a foreign corporation may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits, including (1) any premium and interest on a note and (2) any gain recognized on a sale, exchange or retirement of a note, for the taxable year, subject to adjustments.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Certain noncorporate holders of notes may be subject to backup withholding at a rate of 31% on payments made on a note. Backup withholding will apply to you only if you are a United States person (as defined in the Code) and you (1) fail to furnish your Taxpayer Identification Number ("TIN") which, in the case of an individual, is your Social Security number, (2) furnish an incorrect TIN,
(3) are notified by the IRS that you have failed to properly report payments of interest or dividends, or (4) under certain circumstances, fail to certify, under penalty of perjury, that you furnished a correct TIN and have not been notified by the Internal Revenue Service ("IRS") that you are subject to backup withholding. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your United States federal income tax liability provided that the required information is furnished to the IRS. Further, information reporting may apply to such payments.

     Under current Treasury regulations, backup withholding will not apply to payments to a person that is not a United States person on notes that The Coca-Cola Company or any paying agent make outside the United States, provided that The Coca-Cola Company has received valid certifications meeting the requirements of the Code and neither The Coca-Cola Company nor the paying agent has actual knowledge or reason to know that you are a United States person for purposes of such backup withholding tax requirements. Failure to provide such valid certifications in accordance with the requirements of the Code and the applicable Treasury regulations could subject you to withholding even if you were otherwise entitled to an exemption from withholding.

     If provided by a beneficial owner, the certification must give the name and address of such owner, state such owner is not a United States person, or, in the case of an individual, that such person is neither a citizen or resident of the United States, and must be signed by the owner under penalties of perjury. If provided by a financial institution, other than a financial institution that is a qualified intermediary, the certification must state that the financial institution has received from the beneficial owner the certificate set forth in the preceding sentence, set forth the information contained in such certificate (and include a copy of such certificate), and be signed by an authorized representative of the financial institution under penalties of perjury. Generally, the furnishing of the names of the beneficial owners of the notes that are not United States persons and a copy of such beneficial owner's certificate by a financial institution will not be required where the financial institution is a qualified intermediary which has entered into a withholding agreement with the IRS pursuant to the Treasury regulations.

     In the case of payments to a foreign partnership, a foreign simple trust, or a foreign grantor trust, other than payments to a foreign partnership, a foreign simple trust, or a foreign grantor trust that qualifies as a withholding foreign partnership or a withholding foreign trust within the meaning of the Treasury regulations and payments to a foreign partnership, a foreign simple trust, or a foreign grantor trust that are effectively connected with the conduct of a trade or business in the United States, the partners of these partnerships, the beneficiaries of the foreign simple trust, or the persons treated as the owners of the foreign grantor trust, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from withholding and backup withholding tax requirements.

     In addition, if the foreign office of a foreign broker pays the proceeds of the sale of a note to the seller of the note, backup withholding and information reporting will not apply, provided that the broker (1) derives less than 50% of its gross income for certain periods from the conduct of trade of business in the United States, (2) is not a controlled foreign corporation and (3) is not a foreign partnership (a) one or more of the partners of which, at any time during its tax year, is a United States person who, in the aggregate, holds more than 50% of the income or capital interest in the partnership or (b) which, at any time during its tax year, is engaged in the conduct of trade or business in the United States. Moreover, the payment by the foreign office of other brokers of the proceeds of the sale of the notes (including any accrued but unpaid interest), will not be subject to backup withholding, unless the payor has actual knowledge or reason to know that the payee is a United States person.

     Principal and interest so paid by the United States office of a custodian, nominee or agent, or the payment of the proceeds of a sale of a note by the United States office of a broker, is subject to backup withholding, unless the beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

     The above description is not intended to constitute a complete analysis of all tax consequences relating to your acquisition, ownership and sale of notes. Accordingly, prospective purchasers are urged to consult their own tax advisors to determine the United States federal, state, local and foreign tax consequences relating to the acquisition, ownership and sale of notes in light of their particular situations.

                                  UNDERWRITING

     Banc of America Securities LLC and Salomon Smith Barney Inc. are acting as joint book-running managers of the offering and are acting as representatives of the underwriters named below.

     Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

                                                   PRINCIPAL AMOUNT
UNDERWRITER                                            OF NOTES
-----------                                        ----------------
Banc of America Securities LLC...................    $171,250,000
Salomon Smith Barney Inc.........................     171,250,000
Chase Securities Inc.............................      22,500,000
Deutsche Banc Alex. Brown Inc. ..................      22,500,000
Goldman, Sachs & Co. ............................      22,500,000
SunTrust Equitable Securities Corporation........      22,500,000
UBS Warburg LLC..................................      22,500,000
Utendahl Capital Partners, L.P...................      22,500,000
The Williams Capital Group, L.P..................      22,500,000
                                                     ------------
          Total..................................    $500,000,000
                                                     ============

     The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are committed to take and pay for all of the notes if any are taken.

     The underwriters propose to offer part of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not in excess of 0.300% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession to certain other dealers not in excess of 0.175% of the principal amount of the notes. After the initial offering of the notes to the public, the representatives may change the public offering price and the concession.

     The underwriters are offering the notes subject to prior sale and their acceptance of the notes from us. The underwriters may reject any order in whole or in part.

     In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when one of the representatives, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the United States Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

     We estimate that the total expenses of this offering will be approximately $450,000.

     The notes are a new issue of securities with no established trading market. We have applied for listing of the notes on the Luxembourg Stock Exchange. We cannot guarantee that our application to list the notes on the Luxembourg Stock Exchange will be approved, and the completion of this offering is not conditioned on obtaining the listing. We have been advised by the underwriters that they presently intend to make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and may discontinue any market making at any time at their sole discretion. Accordingly, we can provide no assurance as to the liquidity of, or trading markets for, the notes.

     It is expected that delivery of the notes will be made against payment therefor on or about March 26, 2001, which is the fifth business day following the date of this prospectus supplement. We refer to this settlement cycle as "T+5." Purchasers of notes should be aware that the ability to settle secondary market trades of the notes effected on the date of pricing and the succeeding business days may be affected by the T+5 settlement.

     The underwriters and their affiliates may engage in transactions with, and perform services for, us or one or more of our affiliates in the ordinary course of business.

     The notes are being offered globally for sale in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

     Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of this prospectus supplement.

     The underwriters have agreed that they will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes in or from any jurisdiction, except when to the knowledge and belief of the underwriters it is permitted under applicable laws and regulations.

     Each underwriter has represented and agreed that:

     - it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issuance of the notes, will not offer or sell any notes to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

     - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     - it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment

       Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on;

     - it will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

     - it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect to the sale of the notes and that it will comply with the Securities Selling Prospectus Act (the "SSPA") of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in a public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any notes otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all other applicable laws and regulations;

     - the notes are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes; and

     - it and each of its affiliates have not offered or sold, and will not offer or sell, the notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

                                 LEGAL OPINIONS

     The validity of the notes will be passed upon for us by Joseph R. Gladden, Jr., our Executive Vice President and General Counsel. As of February 24, 2001, Mr. Gladden beneficially owned 614,842 shares of our common stock and held options to purchase 223,431 shares of our common stock under our stock option plans. White & Case, New York, New York, has acted as special tax counsel to us in connection with tax matters related to the issuance of the notes. Alston & Bird LLP, Atlanta, Georgia, has advised the underwriters with regard to various matters relating to the notes and this prospectus supplement. Alston & Bird LLP has from time to time acted as our counsel and may do so in the future.

                              GENERAL INFORMATION

     Application has been made to list the notes on the Luxembourg Stock Exchange. In connection with the listing application, our certificate of incorporation and by-laws and a legal notice relating to the issuance of the notes will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where copies thereof may be obtained. You may request copies of these documents together with this prospectus supplement, the accompanying prospectus, the underwriting agreement, the indenture and our current annual and quarterly reports, as well as all other documents incorporated by reference in this prospectus supplement, including future annual and quarterly reports, so long as any of the notes are outstanding.

     You can also request copies (free of charge) of (1) this prospectus supplement, the accompanying prospectus and the indenture, and (2) our annual, quarterly and current reports, as well as other documents incorporated by reference in this prospectus supplement, including future annual, quarterly and current reports, by following the directions under "Available Information" on page 2 of the accompanying prospectus, by calling the Securities and Exchange Commission at 1-800-SEC-0330 or by visiting the SEC's website at http://www.sec.gov. These documents will also be made available (free of charge) at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg. Kredietbank S.A. Luxembourgeoise will act as intermediary between the Luxembourg Stock Exchange and us and the holders of the notes.

     The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states of the European Union will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to such payments.

     The members of our board of directors are Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Warren E. Buffet, Douglas N. Daft, Susan B. King, Donald F. McHenry, Sam Nunn, Paul F. Oreffice, James D. Robinson III, Peter V. Ueberroth and James B. Williams. Our executive officers are Alexander R. C. Allan, James E. Chestnut, Douglas N. Daft, Jeffrey T. Dunn, Gary P. Fayard, Charles S. Frenette, Joseph R. Gladden, Jr., Stephen C. Jones, Connie D. McDaniel and Carl Ware. The business address of each director and executive officer in such capacities is One Coca-Cola Plaza, Atlanta, Georgia 30313.

     As of the date of this prospectus supplement, there has been no material adverse change in our consolidated financial condition since December 31, 2000.

     Neither we nor any of our subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes. We are not aware of any such litigation, arbitration or administrative proceedings pending or threatened.

     We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus.

     Resolutions relating to the issue and sale of the notes were adopted by our board of directors on October 16, 1991 and October 23, 1993 and by the action taken by our treasurer on March 19, 2001, pursuant to authority granted by our board of directors.

     The notes have been accepted for clearance through Euroclear and Clearstream and have been assigned Common Code No. 12699565, International Security Identification Number (ISIN) US191216AH32 and CUSIP No. 191216AH3. With the exception of the T+5 settlement cycle described under "Underwriting," transactions will normally be accepted for settlement not earlier than three days after the date of the transaction.

PROSPECTUS
                                     (LOGO)

                                DEBT SECURITIES
                                      AND
                      WARRANTS TO PURCHASE DEBT SECURITIES

     The Coca-Cola Company (the "Company") may offer from time to time its debt securities (the "Debt Securities") or warrants to purchase Debt Securities (the "Debt Warrants"), on terms to be determined by market conditions at the time of sale, up to an aggregate principal amount of $500,000,000 (or (i) the equivalent in foreign currencies or composite currencies, based on the rate of exchange at the time of offering, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate gross proceeds to the Company of $500,000,000). The Debt Securities and the Debt Warrants, which are collectively called the "Securities," may be offered either together or separately and in one or more series, in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Securities may be sold for U.S. dollars or one or more foreign currencies or composite currencies and the principal of and any premium and interest on the Securities may likewise be payable in U.S. dollars, foreign denominated currencies or composite currencies. The currency or composite currency for which the Securities may be purchased and the currency or composite currency in which principal of and any premium and interest on the Securities may be payable are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     The Debt Securities will be issued in fully registered definitive form ("Certificated Securities") or in the form of global securities which may be held and registered only in the name of a depositary institution ("Book-Entry Securities").

     The terms of the Debt Securities, including the specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any redemption or repayment terms, and the currency or composite currency in which the Debt Securities shall be payable (and similar information with respect to the Debt Securities purchasable upon exercise of each Debt Warrant), and the terms of the Debt Warrants, including the purchase price, exercise price, detachability, expiration date and other terms, in respect of which this Prospectus is being delivered ("Offered Securities") are set forth in the accompanying Prospectus Supplement, together with the terms of offering of the Offered Securities.

     The Securities may be sold directly by the Company, through agents of the Company designated from time to time or through underwriters or dealers, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts are set forth in the Prospectus Supplement. Any agents, underwriters or dealers participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933. See "Plan of Distribution" for possible indemnification arrangements for the agents, underwriters and dealers.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 3, 1993.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, proxy statements, reports and other information concerning the Company can be inspected at the library of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statements on Form S-3 of which this Prospectus is a part (together with all exhibits and amendments, the "Registration Statements"), which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1992.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993 and June 30, 1993.

          3. The Company's Current Report on Form 8-K dated February 17, 1993.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     Any person, including any beneficial owner, to whom this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates. Requests for such copies should be directed to the Office of the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313 (telephone (404) 676-2121).

                                  THE COMPANY

     The Coca-Cola Company was incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892. The Company is the largest manufacturer, marketer and distributor of carbonated soft drink concentrates and syrups in the world. Its soft drink products, sold in the United States since 1886, are now sold in more than 195 countries around the world and are the leading carbonated soft drink products in most of these countries. The Company also manufactures, produces, markets and distributes juice and juice drink products. The Company owns substantial equity positions in certain United States and international soft drink bottling operations, including Coca-Cola Enterprises Inc., Coca-Cola Beverages Ltd., Coca-Cola Amatil Limited, Coca-Cola & Schweppes Beverages Ltd. and Coca-Cola FEMSA, S.A. de C.V. The Company's executive offices are located at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, telephone (404) 676-2121. Unless the text indicates otherwise, the term "Company" refers to The Coca-Cola Company and its subsidiaries consolidated.

                                USE OF PROCEEDS

     Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Securities will be used for general corporate purposes, including the repayment of short-term borrowings and the purchase of common stock of the Company under the Company's on-going stock repurchase program. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The ratios of earnings to fixed charges for the Company for each of the five years in the period ended December 31, 1992 and for the nine-month period ended September 30, 1993 are as follows:

                                        NINE MONTHS           YEAR ENDED DECEMBER 31,
                                           ENDED          --------------------------------
                                     SEPTEMBER 30, 1993   1992   1991   1990   1989   1988
                                     ------------------   ----   ----   ----   ----   ----
Ratios of Earnings to Fixed
  Charges..........................         16.4          14.1   11.6   8.5    6.2    7.2

     The ratios of earnings to fixed charges are computed on a total enterprise basis by dividing income from continuing operations before income taxes and changes in accounting principles (excluding undistributed equity earnings) and fixed charges (excluding capitalized interest) by fixed charges. Fixed charges consist of interest expense, the interest portion of rental expense and capitalized interest.

     The Company is contingently liable for guarantees of indebtedness of independent bottling companies and others (approximately $122 million at September 30, 1993). Fixed charges for these contingent liabilities have not been included in the computations of the above ratios as the amounts are immaterial and, in the opinion of management, it is not probable that the Company will be required to satisfy the guarantees.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities in respect of which this Prospectus is being delivered and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities are to be issued under an Amended and Restated Indenture between the Company and Bankers Trust Company, as Trustee (the "Trustee"), dated as of April 26, 1988, as amended by a First Supplemental Indenture dated as of February 24, 1992 (as so amended, the "Indenture"). The Indenture is subject to the provisions of the Trust Indenture Reform Act of 1990, which became effective on November 15, 1990 and governs indentures qualified prior to that date.

     The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statements. References in italics are to sections and articles of the Indenture. Wherever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. Capitalized terms used in this description but not defined herein have the meanings provided in the Indenture.

GENERAL

     The Indenture does not limit the amount of Debt Securities that can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Debt Securities will be unsecured and unsubordinated obligations of the Company, and will rank equally and ratably with other unsecured and unsubordinated obligations of the Company, and will not be convertible into common stock of the Company.

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature (or the manner of determining the same); (iv) the rate or rates per annum, if any, at which such Debt Securities will bear interest (or the manner of determining the same); (v) the times at which any such interest will be payable; (vi) the currency or composite currency for which such Debt Securities may be purchased and the currency or composite currency in which the principal of and any premium and interest on such Debt Securities may be payable; (vii) the period or periods within which, and the terms and conditions upon which, an election may be made by the Company or a holder, as the case may be, for payment of the principal of or any premium or interest on the Debt Securities in a currency or composite currency other than that in which the Debt Securities are stated to be payable;
(viii) whether the Debt Securities are to be issued in the form of one or more Book-Entry Securities and, if so, the identity of the Depositary for such Book-Entry Security or Securities and information with respect to book-entry procedures; (ix) any mandatory or optional sinking fund or analogous provision;
(x) the date, if any, after which, the price or prices at which, and the currency or composite currency in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provisions; (xi) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of acceleration of the maturity thereof (or the manner of determining the same); (xii) if the amount of payments of principal of or any premium or interest on such Debt Securities may be determined by reference to an index or formula, the manner in which such amounts will be determined; (xiii) the applicability of certain covenants and the defeasance provisions to the Debt Securities being offered, if other than as described below; and (xiv) any other terms of the Debt Securities.

     If the purchase price of any of the Debt Securities is denominated in a foreign currency or composite currency, or if the principal of or any premium or interest on any of the Debt Securities is payable in a foreign currency or composite currency, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or composite currency will be set forth in the applicable Prospectus Supplement relating thereto.

     Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 1.01). Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to any such Original Issue Discount Securities.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise indicated in an applicable Prospectus Supplement with respect to a series of Debt Securities, Certificated Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof. A Book-Entry Security will be issued in a denomination equal to the aggregate principal amount of Outstanding Debt Securities of the series represented by such Book-Entry Security. The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign currency or composite currency will specify the denominations thereof. (Sections
3.02 and 3.03).

     Certificated Securities of any series will be exchangeable for other Certificated Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, Certificated Securities may be presented for registration of transfer (with the form of transfer duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Securities Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has initially appointed the Trustee as Securities Registrar under the Indenture. (Section 3.05). If a Prospectus Supplement refers to any transfer agent (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in the Borough of Manhattan, The City of New York, for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 5.02).

     In the event of any redemption in part of the Debt Securities of a series, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that series selected to be redeemed and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.05).

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Certificated Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Securities Register. (Section 2.02). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 3.07). Payments of any interest on the Debt Securities may be subject to the deduction of applicable withholding taxes. (Section 5.01).

     Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities. Any other Paying Agents initially designated by the Company will be named in the related Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in the Borough of Manhattan, The City of New York, for such series. (Section 5.02).

     All moneys paid by the Company to the Trustee or any Paying Agent for the payment of principal of or interest on any Debt Security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company and the holder of such Debt Security will thereafter be entitled to look only to the Company for payment thereof. (Section 12.04).

BOOK-ENTRY SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary"), or another depositary named by the Company and identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged for Certificated Securities, a Book-Entry Security may not be registered for transfer or exchange except as a whole by the Depositary for such Book-Entry Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Book-Entry Security or a nominee of such successor. (Section 3.05).

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Book-Entry Security will be described in the Prospectus Supplement relating to such Debt Securities. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Book-Entry Security, the Depositary for such Book-Entry Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Book-Entry Security to the accounts of persons that have accounts with such Depositary ("participants"). Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own Book-Entry Securities held by the Depositary only through participants or indirect participants.

     Ownership of beneficial interests in any Book-Entry Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Book-Entry Security and on the records of participants (with respect to interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the Depositary's book-entry system, may impair the ability to transfer beneficial interests in a Book-Entry Security.

     So long as the Depositary or its nominee is the registered owner of a Book-Entry Security, such Depositary or such nominee will be considered the sole owner or holder of the Debt Securities represented by such Book-Entry Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Book-Entry Security will not be entitled to have Debt Securities of the series represented by such Book-Entry Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of and any premium and interest on Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Book-Entry Security representing such Debt Securities. The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Book-Entry Security for such Debt Securities, as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants and indirect participants to owners of beneficial interests in such Book-Entry Security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants and indirect participants. Neither the Company, the Trustee, any Paying Agent nor the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-

Entry Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.11).

     If the Depositary for Debt Securities of a series is at any time unwilling or unable, or is no longer eligible, to continue as depositary, the Company has agreed to appoint a successor depositary. If such a successor is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Book-Entry Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by a Book-Entry Security and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Book-Entry Security representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Book-Entry Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Book-Entry Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Book-Entry Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Book-Entry Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. (Section 3.05).

CERTAIN COVENANTS OF THE COMPANY

     Restrictions on Liens. If the Prospectus Supplement for a particular series of Debt Securities indicates that the covenant set forth in Section 5.03 of the Indenture will be applicable to such series, the Company will be subject to the covenant that it will not, nor will it permit any Restricted Subsidiary (as hereinafter defined) to, create, incur, issue, assume or guarantee any debt for money borrowed (hereinafter in this and the following three paragraphs referred to as "Debt") if such Debt is secured by a mortgage, pledge, lien, security interest or other encumbrance upon any Principal Property (as hereinafter defined) or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities, and at the Company's option any other indebtedness of the Company or any Restricted Subsidiary ranking equally with the Debt Securities, shall be secured equally and ratably with (or, at the Company's option, prior to) such Debt. The foregoing restrictions shall not apply to (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) mortgages on property existing at the time of acquisition thereof and certain purchase money mortgages, (iii) mortgages securing Debt owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary, (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, (v) mortgages in favor of any country or any political subdivision of any country, or any instrumentality thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages, or (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) to
(v), inclusive, or any mortgage existing at the date of the Indenture. Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, create, incur, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the consolidated stockholders' equity of the Company and its consolidated subsidiaries as of the end of the preceding fiscal year. (Section 5.03).

     Restrictions on Sale and Leaseback Transactions. If the Prospectus Supplement for a particular series of Debt Securities indicates that the covenant set forth in Section 5.04 of the Indenture will be applicable to such series, the Company will be subject to the covenant that it will not, and will not permit any Restricted Subsidiary to, enter into any lease longer than three years covering any Principal Property of the Company or any Restricted Subsidiary that is sold to any other person in connection with such lease unless (i) the Company or such Restricted Subsidiary would be entitled, pursuant to "Restrictions on Liens" described above, to incur Debt secured by a mortgage on the Principal Property involved in an amount at least equal to the Attributable Debt (as hereinafter defined) in respect thereof without equally and ratably securing the Debt Securities, provided, that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of such restriction on liens, or (ii) since the date of the Indenture and within a period commencing twelve months prior to the consummation of the sale and leaseback transaction and ending twelve months after consummation of such transaction the Company or such Restricted Subsidiary has expended or will expend for Principal Property an amount equal to (a) the net proceeds of such sale and leaseback transaction and the Company elects to designate such amount as a credit against such transaction or (b) a part of the net proceeds of such sale and leaseback transaction and the Company elects to designate such amount as a credit against such transaction and applies an amount equal to the remainder of the net proceeds as provided in clause (iii) hereof, or (iii) an amount equal to such Attributable Debt (less any amount elected under clause
(ii) hereof) is applied to the retirement of Debt which by its terms matures at or is prepayable or extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt. (Section 5.04).

     Restrictions on Consolidation, Merger and Sale. The Indenture provides that the Company may consolidate with or merge into any other corporation, or transfer or lease substantially all of its properties and assets to any other corporation, if the corporation formed by or resulting from any such consolidation, into which the Company is merged or which shall have acquired or leased such properties and assets, shall assume payment of the principal of (and premium, if any) and interest, if any, on the Debt Securities and the performance and observance of the covenants of the Indenture. (Section 11.01).

     If upon any consolidation or merger of the Company, or of the Company and any Subsidiary, with or into any other corporation or corporations, or upon the merger of any other corporation into the Company, or successive consolidations or mergers to which the Company or its successors shall be a party or parties, or upon any sale or conveyance of the property of the Company, or of the Company and any Subsidiary, as an entirety or substantially as an entirety, any Principal Property or any shares of stock or Debt of any Restricted Subsidiary would thereupon become subject to any mortgage, the Company will cause the Debt Securities, and at its option any other indebtedness of the Company or such Restricted Subsidiary ranking equally with the Debt Securities, to be secured equally and ratably with (or, at the Company's option, prior to) any Debt secured thereby, unless such Debt could have been incurred without the Company's being required pursuant to "Restrictions on Liens" described above, to secure the Debt Securities equally or ratably with (or prior to) such Debt. (Section 11.01).

     Reference is made to the Prospectus Supplement relating to each series of Offered Securities for the particular provisions relating to such Offered Securities, including any additional restrictive covenants that may be included in the terms thereof. The covenants described above restricting liens and sale and leaseback transactions will not be applicable to a series of Offered Securities unless so provided in the related Prospectus Supplement.

CERTAIN DEFINITIONS

     "Attributable Debt" in respect of a sale and leaseback transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 1.01).

     The term "Principal Property" means each manufacturing plant or facility of the Company or a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico, except any such manufacturing plant or facility which the Board of Directors of the Company by resolution reasonably determines not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries. (Section 1.01).

     The term "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. The term "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of said corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 1.01).

     The term "Restricted Subsidiary" means any Subsidiary (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories and possessions) or Puerto Rico and (ii) which owns or is the lessee of any Principal Property, but does not include any Subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than the Company and its Subsidiaries, or which is characterized by the Company as a temporary investment. The term "Restricted Subsidiary" does not include Coca-Cola Financial Corporation, The Coca-Cola Trading Company, 55th & 5th Avenue Corporation, 3300 Riverside Drive Corporation, Bottling Investments Corporation, HV Company or ACCBC Holding Company, and their respective subsidiaries. (Section 1.01).

EVENT OF DEFAULT

     An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: default for 30 days in payment of any interest on such series; default in payment of any principal of, premium, if any, on or in any sinking fund installment for such series; default for 90 days after notice in performance of any other covenant in the Indenture (other than a covenant or agreement included in the Indenture solely for the benefit of holders of Debt Securities of any series other than that series); certain events in bankruptcy, insolvency or reorganization of the Company; or any other Event of Default provided with respect to the Debt Securities of that series. (Section 7.01). The Company is required annually to deliver to the Trustee an officers' certificate stating whether or not the signers have knowledge of any defaults in performance by the Company of the covenants described. (Section 5.07).

     In case an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the Prospectus Supplement for such series) of all the Debt Securities of such series to be due and payable. (Section 7.02). Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of such series (or, in the case of certain Events of Default pertaining to all outstanding Debt Securities, with the consent of holders of a majority in principal amount of all the Debt Securities then outstanding acting as one class), except an Event of Default in the payment of principal of or any premium or interest on any Debt Securities of such series or in respect of a covenant or provision of the Indenture which, under the terms thereof, cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series. (Section 7.11).

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request, order or direction of any of the holders of Debt Securities of any series, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby. (Section 8.02). Subject to such provisions for the indemnification of the Trustee and certain limitations contained in the Indenture, the holders of a majority in principal amount of all Debt Securities of such series at the time outstanding (treated as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 7.10).

     If any Debt Securities are denominated in a foreign currency or composite currency, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action as herein described, the principal amount of such Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency or composite currency in which such Debt Securities are denominated (as determined by the Company or an authorized exchange rate agent and evidenced to the Trustee) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the Trustee as provided in the Indenture. (Section 14.10).

MODIFICATIONS OF THE INDENTURE

     Certain modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount then outstanding of any series of the Debt Securities affected by such modification or amendment, except that no such modification shall (i) extend the fixed maturity of such series of the Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any Securityholder to institute suit for the payment thereof, or change the coin or currency in which the principal of or interest on such series of Debt Securities is payable, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid principal amount of Debt Securities of such series, the consent of the holders of which is required for any such modification, without the consent of the holders of all the Debt Securities of such series. (Section 10.02).

DEFEASANCE OF THE INDENTURE AND SECURITIES

     Except as otherwise set forth in the Prospectus Supplement relating to any series of the Debt Securities, the Company will be deemed to have paid and discharged the entire indebtedness on the Debt Securities of any series, and the Company's obligations under the Indenture with respect to the Debt Securities of such series (other than certain specified obligations of the Company such as the obligations to maintain a security register pertaining to transfer of the Debt Securities, to maintain a paying agency office, and to replace stolen, lost or destroyed Debt Securities) will cease to be in effect, from and after the date of the deposit with the Trustee, in trust, of (i) money in an amount in the currency or composite currency in which the Debt Securities of such series are denominated or (ii) U.S. Government Obligations in the case of the Debt Securities denominated in dollars or obligations issued or guaranteed by the government which issued the currency in which the Debt Securities of such series are denominated in the case of Debt Securities denominated in foreign currencies, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount in the currency in which the Debt Securities of such series are denominated, or (iii) a combination thereof, sufficient to pay and discharge the principal (and premium, if any) and interest, if any, to the date of maturity on or the redemption date of, such series of Debt Securities. (Sections 12.01 and 12.02). In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust fund for payment of principal (and premium, if any) and interest, if any, on their Debt Securities until maturity.

     Such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the money, U.S. Government Obligations or other obligations held in the trust. In that case, holders of such Debt Securities would recognize gain or loss as if the trust obligations or the money, U.S. Government Obligations or other obligations deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such holders thereafter might be required to include in income a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

CONCERNING THE TRUSTEE

     Bankers Trust Company, New York, New York, is the Trustee under the Indenture. The Company maintains banking relationships in the ordinary course of business with Bankers Trust Company, and Bankers Trust Company also acts as a dealer for the issuance of commercial paper of the Company, has entered into interest rate and foreign currency transactions with the Company and serves as fiscal agent for outstanding obligations of the Company. As of the date of this Prospectus, the Company had issued under the Indenture and there were outstanding the following securities: its 7 3/4% Notes due February 15, 1996, its 7 7/8% Notes due September 15, 1998, its Medium Term Note, Series A, its
6 5/8% Notes due October 1, 2002, its 6% Notes due July 15, 2003 and its 7 3/8% Debentures due July 29, 2093.

                          DESCRIPTION OF DEBT WARRANTS

     The following description of the terms of the Debt Warrants sets forth certain general terms and provisions of the Debt Warrants to which any Prospectus Supplement may relate. The particular terms of any Debt Warrants in respect of which this Prospectus is being delivered and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Debt Warrants.

     The Company may issue Debt Warrants in registered certificated form for the purchase of Debt Securities. Debt Warrants may be issued together with or separately from any Debt Securities offered by any Prospectus Supplement and, if issued together with any Debt Securities, may be attached to or separate from such Debt Securities. Debt Warrants are to be issued under Debt Warrant Agreements to be entered into between the Company and a bank or trust company, as Debt Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants. Copies of the forms of Debt Warrant Agreements and Debt Warrant Certificates are filed as exhibits to the Registration Statements.

     The following summaries of certain provisions of the forms of Debt Warrant Agreements and Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreements and the Debt Warrant Certificates. Section references herein are references to particular provisions of the Debt Warrant Agreements. Capitalized terms used in this Description of Debt Warrants but not defined herein have the meanings ascribed to such terms in the Debt Warrant Agreements.

GENERAL

     The Prospectus Supplement will describe the terms of the Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (i) the offering price and the currency or composite currency for which Debt Warrants may be purchased; (ii) the designation, aggregate principal amount, authorized denominations and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (iii) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (iv) if applicable, the date on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (v) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price and currency or composite currency or other consideration (which may include Debt Securities) for which such principal amount of Debt Securities may be purchased upon such exercise; (vi) the date on which the right to exercise the Debt Warrants shall commence and the date (the "Expiration Date") on which such right shall expire;
(vii) the terms of any mandatory or optional redemption by the Company; (viii) certain federal income tax consequences; (ix) the identity of the Debt Warrant Agent; and (x) any other terms of the Debt Warrants.

     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. (Sections 6 and 9).

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle its holder to purchase such principal amount of Debt Securities at such exercise price, for such consideration and during such period or periods as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to such Debt Warrant. Debt Warrants may be exercised at any time up to 5:00 p.m., New York City time, on the Expiration Date set forth in the Prospectus Supplement relating to such Debt Warrants. After such time on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Debt Warrants will be void. (Section 8). Prior to the exercise of their Debt Warrants, holders of Debt Warrant Certificates will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of or any premium or interest on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture. (Section 24).

     Debt Warrants may be exercised by delivery to the Debt Warrant Agent of payment as provided in the related Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Debt Warrant Certificate. Unless otherwise provided in the related Prospectus Supplement, upon receipt of such payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the related Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants. (Section 9).

MODIFICATIONS

     Any Debt Warrant Agreement and the terms of the Debt Warrants issued thereunder may be amended by the Company and the Debt Warrant Agent, without the consent of the holders of Debt Warrant Certificates, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein, or in any other manner which the Company and the Debt Warrant Agent may deem necessary or desirable and which will not adversely affect the interests of the holders of Debt Warrant Certificates. (Section 19).

ENFORCEABILITY OF RIGHTS BY HOLDERS; GOVERNING LAW

     The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Debt Warrant Certificates. Holders may, without the consent of the Debt Warrant Agent or the Trustee for the applicable series of Debt Securities, enforce by appropriate legal action, on their own behalf, their right to exercise their Debt Warrants in the manner provided in their Debt Warrant Certificates and the Debt Warrant Agreement. (Section 25). Unless otherwise indicated in the Prospectus Supplement relating thereto, each issue of Debt Warrants and the applicable Debt Warrant Agreement will be governed by and construed in accordance with the laws of the State of New York. (Section 22).

                              PLAN OF DISTRIBUTION

     The Company may sell Securities to or through one or more underwriters or dealers, through agents, or directly to other purchasers. Such underwriters may offer the Securities on a best-efforts or a firm-commitment basis. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Offered Securities.

     In connection with the sale of Securities, underwriters, dealers or agents acting on behalf of the Company may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the Offered Securities.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any such delayed delivery contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also to be sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such persons may be required to make in respect thereof.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain matters regarding the validity of the Debt Securities and Debt Warrants will be passed upon for the Company by Joseph R. Gladden, Jr., Senior Vice President and General Counsel of the Company, and for any underwriter or agent by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. As of September 30, 1993, Mr. Gladden beneficially owned 160,018 shares of the common stock of the Company and held options to purchase 168,000 shares of the Company's common stock under the Company's stock option plans.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1992 incorporated by reference in this Prospectus and the Registration Statements have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                   Principal Office of The Coca-Cola Company:

                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313

                                    Trustee:

                             BANKERS TRUST COMPANY
                               FOUR ALBANY STREET
                            NEW YORK, NEW YORK 10006

                    Luxembourg Stock Exchange Listing Agent
                and Luxembourg Paying Agent and Transfer Agent:

                        KREDIETBANK S.A. LUXEMBOURGEOISE
                               42 BOULEVARD ROYAL
                               L-2955 LUXEMBOURG

                                 Legal Advisor
                           to The Coca-Cola Company:

                             JOSEPH R. GLADDEN, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313

                                Special Counsel
                           to The Coca-Cola Company:

                                KING & SPALDING
                              191 PEACHTREE STREET
                             ATLANTA, GEORGIA 30303

                       Special United States Tax Counsel
                           to The Coca-Cola Company:

                                  WHITE & CASE
                          1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                      Legal Advisors to the Underwriters:

                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                         1201 WEST PEACHTREE STREET, NE
                          ATLANTA, GEORGIA 30309-3424

                              Independent Auditors
                           of The Coca-Cola Company:

                               ERNST & YOUNG LLP
                        600 PEACHTREE STREET, SUITE 2800
                             ATLANTA, GEORGIA 30308

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                                  $500,000,000

                                     (LOGO)

                         5.75% Notes due March 15, 2011

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                                 March 19, 2001

                            ------------------------

                          JOINT BOOK-RUNNING MANAGERS

BANC OF AMERICA SECURITIES LLC                              SALOMON SMITH BARNEY
                            ------------------------
DEUTSCHE BANC ALEX. BROWN
       GOLDMAN, SACHS & CO.
             JPMORGAN
                    SUNTRUST EQUITABLE SECURITIES CORPORATION
                           UBS WARBURG LLC
                                 UTENDAHL CAPITAL PARTNERS, L.P.
                                       THE WILLIAMS CAPITAL GROUP, L.P.

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